Exhibit 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Midwest Holding Inc. (the “Company”) on Form 10-K for the year ended December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 except as to the independent audit requirements relating to our financial statements as of and for the year ended December 31, 2021; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 27, 2023	/s/ Dan Maloney
Dan Maloney
ExecutiveVice President of Finance and Accounting, Treasurer
Principal Accounting Officer